Exhibit 2.4

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                  FIRST SUPPLEMENTAL FISCAL AGENCY AGREEMENT

                                     among

                  COMPANHIA ENERGETICA DE MINAS GERAIS--CEMIG
                                    Issuer

                                      and

                           THE CHASE MANHATTAN BANK
           Fiscal Agent, Registrar, Paying Agent and Transfer Agent

                                      and

                               CHASE TRUST BANK
                            Principal Paying Agent

                                      and

                     CHASE MANHATTAN BANK LUXEMBOURG S.A.
                        Paying Agent and Transfer Agent

                         Dated as of October 11, 2001

                          ---------------------------

                             9.125% Notes Due 2004

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

     FIRST SUPPLEMENTAL FISCAL AGENCY AGREEMENT, dated as of October 11, 2001 (the "First Supplemental Fiscal Agency Agreement"), to a Fiscal Agency Agreement, dated as of November 18, 1996 (the "Fiscal Agency Agreement"), among Companhia Energetica de Minas Gerais--CEMIG (the "Issuer"), a sociedade de economia mista (mixed capital company) organized under the laws of the Federative Republic of Brazil, The Chase Manhattan Bank, a New York banking corporation organized under the laws of the State of New York, as fiscal agent (the "Fiscal Agent"), registrar, paying agent and transfer agent, Chase Trust Bank, a banking corporation organized under the laws of Japan, as principal paying agent and transfer agent, and Chase Manhattan Bank Luxembourg S.A., a societe anonyme organized under the laws of Grand Duchy of Luxembourg, as paying agent and transfer agent.

                                   RECITALS

     WHEREAS, the Issuer has authorized the offer and sale of U.S.$150,000,000 aggregate principal amount of 9.125% Notes due 2004 of the Issuer (the "Securities") in accordance with the Fiscal Agency Agreement;

     WHEREAS, the Issuer and the Fiscal Agent are parties to the Fiscal Agency Agreement;

     WHEREAS, the Issuer and the Fiscal Agent have agreed to amend the Fiscal Agency Agreement as hereinafter provided (as so amended, the "Fiscal Agency Agreement") in order to allow, on presentation and surrender of Securities, for such Securities to be purchased from the holder thereof at the applicable redemption price, together with interest, if any, to the date fixed for redemption;

     WHEREAS, all conditions and requirements of the Fiscal Agency Agreement necessary to make this First Supplemental Fiscal Agency Agreement a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto;

     NOW THEREFORE:

     For and in consideration of the mutual premises and agreements herein contained, the Issuer and the Fiscal Agent covenant and agree that the Fiscal Agency Agreement is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

I.  AMENDMENT TO THE FISCAL AGENCY AGREEMENT

    The first paragraph of subsection (f) of Section 7 of the Fiscal Agency Agreement is hereby amended and restated in its entirety as follows:

        "(g)If notice of redemption has been lodged with the Fiscal Agent by a holder as provided in Paragraph 6(b) of the Securities and received by the Fiscal Agent not less than 30 nor more than 60 calendar days prior to the redemption date, the Securities specified in such notice shall become due and payable on the date specified in the Securities at the applicable redemption price, together with accrued interest, if any, to the date fixed for redemption and Additional Amounts, if any (the "Redemption Price"). On presentation and surrender of such Securities on the date and at the place or places of payment specified in the Issuer's notice pursuant to subsection (d) above, the Company, at its sole option, may either (A) pay and redeem such Securities or (B) purchase such Securities or cause such Securities to be purchased from the surrendering holders thereof without redeeming or cancelling such Securities, in each case at the Redemption Price. On and after such date, interest on such Securities shall cease to accrue to such surrendering holders and no payment shall be made to such surrendering holders in respect thereof. References to the redemption of Securities contained in this Section 7 and in the Securities are deemed to be references to either the redemption or purchase of Securities as described in this paragraph."

II. MISCELLANEOUS

    A. Incorporation of the Fiscal Agency Agreement. All of the provisions of this First Supplemental Fiscal Agency Agreement shall be deemed to be incorporated in, and made a part of, the Fiscal Agency Agreement; and the Fiscal Agency Agreement, as supplemented and amended by this First Supplemental Fiscal Agency Agreement, shall be read, taken and construed as one and the same instrument.

    B. Headings. The headings of the paragraphs and subparagraphs of this First Supplemental Fiscal Agency Agreement are inserted for convenience of reference and shall not be deemed to be a part hereof.

    C. Counterparts. This First Supplemental Fiscal Agency Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    D. Successors. All covenants and agreements in this First Supplemental Fiscal Agency Agreement of the Issuer and the Fiscal Agent shall bind their respective successors.



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

    E. Separability Clause. In case any provision in this First Supplemental Fiscal Agency Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    F. Benefits of First Supplemental Fiscal Agency Agreement. Nothing in this First Supplemental Fiscal Agency Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Fiscal Agency Agreement.

    G. Terms Defined. Except to the extent that a term is ascribed a specific meaning herein, all terms defined in the Fiscal Agency Agreement have the same meanings herein as defined therein.

    H. Governing Law. This First Supplemental Fiscal Agency Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                            [Signatures Next Page]



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          IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Fiscal Agency Agreement to be duly executed as of October 11, 2001.

                                   COMPANHIA ENERGETICA DE MINAS
                                   GERAIS--CEMIG
                                   As Issuer

                                   By: /s/ Djalma Bastos de Morais
                                       ---------------------------------------
                                           Name: Djalma Bastos de Morais
                                           Title: Chief Executive Officer

                                   By: /s/ Cristiano Correa de Barros
                                       ---------------------------------------
                                           Name: Cristiano Correa de Barros
                                           Title: Chief Financial Officer

                                   THE CHASE MANHATTAN BANK
                                   As Fiscal Agent, Registrar, Paying Agent and
                                   Transfer Agent

                                   By: /s/ William Potes
                                       ---------------------------------------
                                           Name: William Potes
                                           Title: Assistant Treasurer

                                  CHASE TRUST BANK
                                  As Principal Paying Agent

                                  By: /s/ William Potes
                                      ----------------------------------------
                                          Title: Assistant Treasurer

                                  CHASE MANHATTAN BANK LUXEMBOURG S.A.
                                  As Paying Agent and Transfer Agent

                                  By: /s/ William Potes
                                      ----------------------------------------
                                          Name:  William Potes
                                          Title: Assistant Treasurer



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